Exhibit 99.(d)(xix)

AMENDED AND RESTATED

MANAGEMENT FEE WAIVER AND EXPENSE REIMBURSEMENT AGREEMENT

As of September 14, 2007

This Amended and Restated Management Fee Waiver and Expense Reimbursement Agreement (this “Agreement”) is made and entered into as of this 14th day of September, 2007 between Lord, Abbett & Co. LLC (“Lord Abbett”) and Lord Abbett Investment Trust (“Investment Trust”) with respect to the Lord Abbett Balanced Strategy Fund, Lord Abbett Diversified Income Strategy Fund, Lord Abbett Growth & Income Strategy Fund, and Lord Abbett Diversified Equity Strategy Fund (each a “Fund”). This Agreement supersedes the Agreement between Lord Abbett and Investment Trust dated December 1, 2006.

In consideration of good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1.               Lord Abbett agrees to waive its management fee payable under the Management Agreement between Lord Abbett and Investment Trust with respect to each Fund for the period set forth in paragraph 6 below.

2.               With respect to the Lord Abbett Balanced Strategy Fund,  Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total Operating Expenses exceed or would otherwise exceed an annual rate of (a) ninety-eight basis points (0.98%) for Class A shares of the Fund, (b) one hundred sixty-three basis points (1.63%) for Class B shares of the Fund, (c) one hundred sixty-three basis points (1.63%) for Class C shares of the Fund, (d) seventy-three basis points (0.73%) for Class F share of the Fund, (e) one hundred eight basis points (1.08%) for Class P shares of the Fund, (f) one hundred twenty-three basis points (1.23%) for Class R2 share of the Fund, (g) one hundred thirteen basis points (1.13%) for Class R3 share of the Fund, and (h) sixty-three basis points (0.63%) for Class Y* shares of the Fund of the average daily net assets of the Fund for the time period set forth in paragraph 6 below.

3.               With respect to the Lord Abbett Diversified Income Strategy Fund, Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total Operating Expenses exceed or would otherwise exceed an annual rate of (a) one hundred nineteen basis points (1.19%) for Class A shares of the Fund, (b) one hundred eighty-four basis points (1.84%) for Class B shares of the Fund, (c) one hundred eighty-four basis points (1.84%) for Class C shares of the Fund, (d) ninety-four basis points (0.94%) for Class F share of the Fund, (e) one hundred twenty-nine basis points (1.29%) for Class P shares of the Fund, (f) one hundred forty-four basis points (1.44%) for Class R2 share of the Fund, (g) one hundred thirty-four basis points (1.34%) for Class R3 share of the Fund, and (h) eighty-four basis points (0.84%) for Class Y* shares of the Fund of the average daily net assets of the Fund for the time period set forth in paragraph 6 below.

4.              With respect to the Lord Abbett Growth & Income Strategy Fund, Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total Operating Expenses exceed or would otherwise exceed an annual rate of (a) one hundred forty-nine basis points (1.49%) for Class A shares of the Fund, (b) two hundred fourteen basis points (2.14%) for Class B shares of the Fund, (c) two hundred fourteen basis points (2.14%) for Class C shares of the Fund, (d) one hundred twenty-four basis points (1.24%) for Class F share of the Fund, (e) one hundred fifty-nine basis points (1.59%) for Class P shares of the Fund, (f) one hundred seventy-four basis points (1.74%) for Class R2 share of the Fund, (g) one hundred sixty-four basis points (1.64%) for Class R3 share of the Fund, and (h) one hundred fourteen basis points (1.14%) for Class Y* shares of the Fund of the average daily net assets of the Fund for the time period set forth in paragraph 6 below.

5.              With respect to the Lord Abbett Diversified Equity Strategy Fund, Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total Operating Expenses exceed or would otherwise exceed an annual rate of (a) one hundred fifty-one basis points (1.51%) for Class A shares of the Fund, (b) two hundred sixteen basis points (2.16%) for Class B shares of the Fund, (c) two hundred sixteen basis points (2.16%) for Class C shares of the Fund, (d) one hundred twenty-six basis points (1.26%) for Class F share of the Fund,  (e) one hundred sixty-one basis points (1.61%) for Class P shares of the Fund, (f) one hundred seventy-six basis points (1.76%) for Class R2 share of the Fund, (g) one hundred sixty-six basis points (1.66%) for Class R3 share of the Fund, and (h) one hundred sixteen basis points (1.16%) for Class Y* shares of the Fund of the average daily net assets of the Fund for the time period set forth in paragraph 6 below.

6.               Lord Abbett’s commitments described in paragraphs 1, 2, 3, 4, and 5 will be effective from September 14, 2007 through March 31, 2008.

IN WITNESS WHEREOF, Lord Abbett and Investment Trust have caused this Agreement to be executed by a duly authorized member and officer, respectively, as of the day and year first above written.

LORD ABBETT INVESTMENT TRUST

By:	/s/ Christina T. Simmons
Christina T. Simmons
Vice President and Assistant Secretary

LORD, ABBETT & CO. LLC

By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Member and General Counsel

* Class Y shares will be renamed Class I shares effective September 28, 2007.